                                                                FILE NO. 2-63910

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                               ------------------

                            POST-EFFECTIVE AMENDMENT
                                    NUMBER 22
                                       To

                                    FORM S-1
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                                -----------------

                           ASSOCIATION FOR INVESTMENT
                    IN UNITED STATES GUARANTEED ASSETS, INC.
               (Exact name of Registrant as specified in charter)

                 101 Merritt 7 Corporate Park, Norwalk, CT 06851
                     (Address of principal executive office)

                                -----------------
    WILLIAM C. GOW                                      WILLIAM C. GOW
    Association For Investment in United                Gow Holdings, Inc.
    States Guaranteed Assets, Inc.                      101 Merritt 7 Corp. Park
    101 Merritt 7 Corp. Park                            Norwalk, CT  06851
    Norwalk, CT  06851

                   (Names and Addresses of agents for service)

                        FILING: POST-EFFECTIVE AMENDMENT

                                -----------------

                   CALCULATION OF ADDITIONAL REGISTRATION FEE

Title of Each Class                                               Proposed Maximum          Amount of
of Securities Being                 Additional Amount             Aggregate Offering        Additional
Registration                        Being Registered              Price                     Fee
------------------------------------------------------------------------------------------------------
Series 28 Face Amount
Certificates                           $7,292,845                    $32,579,610             $2,027.41
======================================================================================================

                            REQUEST FOR ACCELERATION

  The undersigned issuer hereby requests that the effect date of this post-effective amendment to the registration statement be accelerated so that it may be made effective May 25, 2000.

                                  UNDERTAKINGS

  Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in this section.

  The registrant and each person whose signature appears below hereby authorizes any agent for service named in the registration statement to file one or more amendments (including post-effective amendments) to the registration statement which amendments may make such changes in the registration statement as such agent for service deem appropriate and the registrant and each such person hereby appoints any such agent for service as attorney-in-fact to execute in the name and on behalf of the registrant and each such person, individually and in each capacity stated below, any such amendments to the registration statement.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Darien in the State of Connecticut, on this 1st day of May 2000.

                          Association for Investment in
                      United States Guaranteed Assets, Inc.

                                            By:  WILLIAM G. GOW---CHAIRMAN

  Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed below by the following persons in the capacities and on the date indicated.

--------------------------------------------------------------------------------
   Signature                        Title                               Date
------------------         ---------------------------                 -------
William C. Gow             Chairman--Board of Directors                5/01/00
Marcie Gow Pajolek         Vice President/Director                     5/01/00
Lucia Leone                Secretary                                   5/01/00
Edward J. Martin           Director                                    5/01/00

                          ASSOCIATION FOR INVESTMENT IN
                      UNITED STATES GUARANTEED ASSETS, INC.

Prospectus/May 25, 2000

This prospectus describes the secondary offering of Series 28 face amount certificates issued by the Association for Investment in United States Guaranteed Assets (the Company). The certificates offered for sale are owned by Gow Holdings, Inc. The aggregate face amount of the offering is $32,579,610 payable in single payments for an aggregate purchase price of $22,058,155 plus accrued interest. The certificates mature in 2004 with an option at maturity to extend the investment for an additional period of up to twenty (20) years. The value at maturity will be equal to the purchase price (less the mark-up), plus interest and additional earnings applied to the certificate. (See page 7 for more details.)

The name Association for Investment in United States Guaranteed Assets, is not intended to, and should not imply that the face amount certificates are guaranteed by the United States Government or any other agency or instrumentality thereof. However, the Company will invest in, or make loans secured by, assets which are either guaranteed or insured by, or the direct obligation of, the United States Government, its agencies, or instrumentalities. (See page 8.)

You may purchase the certificate with a single investment of any amount from $5,000 (face amount: $12,500) plus accrued interest and additional credits. The total mark up is 8.5% of the purchase price net of accrued interest and additional credits. (See page 2.)

TAX ADVICE
Counsel have advised that purchasers of these certificates should benefit from a deferral of income taxes but cautions that the Internal Revenue Service has not interpreted its regulations with respect to these certificates. Prospective purchasers should consult their own tax advisers. (See page 4.)

BREAKEVEN POINT
Investors in these certificates who surrender their certificates at any time before the end of the second year after purchase may suffer a maximum loss of 5% of the total certificate cost.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE'S SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE'S SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus gives you facts about the certificate and describes its terms and conditions. You should read it to decide if this certificate is the right investment for you, and keep it for future reference.
--------------------------------------------------------------------------------
                         FIRST SENTINEL SECURITIES LTD.

TABLE OF CONTENTS                                                       Page No.
--------------------------------------------------------------------------------

CERTIFICATES OFFERED FOR SALE BY THE PROSPECTUS                                1
-----------------------------------------------

ABOUT THE CERTIFICATE                                                          1
---------------------

         Description of the Series 28 Certificate                              1
         Purchase Amounts                                                      2
         Buying Certificates                                                   2
         Certificate Earnings                                                  3
           o guaranteed minimum                                                3
           o additional earnings                                               3
         Tax Treatment of the Certificate                                      4

USING THE CERTIFICATE                                                          5
---------------------

         Borrowing                                                             5
         Receiving Cash Before Maturity                                        6
         At Maturity                                                           7

HOW YOUR INVESTMENT IS PROTECTED                                               7
--------------------------------

         Issuer of the Certificate                                             7
         Government Regulation                                                 7
         Investments on Deposit                                                8
         Investment Policies                                                   8

ADDITIONAL INFORMATION ABOUT THE COMPANY                                       9
----------------------------------------

         Directors, Management Staff and Affiliates                            9
         The Company's Auditors                                               10
         The Company's Offices                                                10

FINANCIAL INFORMATION                                                         10
---------------------

             Summary of Selected Financial Information                        10
             Management's Discussion of Operations                            11

CERTIFICATES OFFERED FOR SALE BY THIS PROSPECTUS

Association for Investment in United States Guaranteed Assets, Inc. (the Company) was incorporated under the laws of the State of Maryland on March 11, 1975. At that time, the Company was a wholly owned subsidiary of 44 Holding Corporation, New York, New York and it began business as an issuer of face amount certificates on June 3, 1975.

On March 29, 1979 USGI Holdings, Inc. purchased the Company from and certificates owned by 44 Holding Corporation, formerly known as Huntoon, Paige Holding Corporation. On June 30, 1995 Huntoon Hastings Capital Corp. (HHCC) purchased the certificates owned by USGI Holdings, Inc. On January 1, 1997, Huntoon Hastings Capital Corp. purchased the stock of the Company from USGI Holdings, Inc. Effective January 1, 1998 the stock of the company and certificates were transferred from HHCC to USGI Holdings, Inc. Effective July 23, 1998 the stock of the company and certificates were transferred to Gow Holdings, Inc.

Some of the certificates purchased by Gow Holdings, Inc. are among those being offered by this prospectus. Also offered by this prospectus are certificates that were purchased by Gow Holdings, Inc. from investors who tendered them for cash surrender. The fact that Gow Holdings, Inc. has in the past purchased certificates tendered for cash is no assurance that it will continue such purchases in the future, although it is its present intention to do so. These purchases will be made at the cash surrender value as determined by the Company. In the event that Gow Holdings, Inc. does not continue to effect such purchases, the Company will redeem the certificates. (See page 6.)

ABOUT THE CERTIFICATE

Description of the Series 28 Face Amount Certificate

The Series 28 face amount certificate is a contractual obligation of the issuer, the Company. The Company agrees to pay the investor at a fixed future maturity date, a definite sum of money that is referred to as the "face amount". The face amount is determined by deducting the commission from the initial purchase price that is net of accumulations and compounding the balance at the guaranteed annual rate of 3-1/2% from date of issue to maturity.

Certificates may receive additional earnings that will be calculated at the end of each calendar year. (See page 4.)

The Series 28 certificates were issued on December 12, 1975 and mature on February 16, 2004. Certificates purchased under this offering while issued and outstanding in 1975, are purchased plus accrued interest from December 12, 1975 and have, in 1999, approximately four (4) years to maturity in 2004. At maturity they may be extended for an additional period of up to twenty (20) years.

Purchase Amounts

Certificates are purchased with a single investment in any amount from $5,000 to $1 million.

An investment of approximately $40,000 would appear as follows:

         Initial Purchase Price:                     $ 18,397
         (includes markup of 8.5%
         in the amount of $1,564)

         Accrued Interest from
         December 12, 1975 to January 1, 2000:       $ 20,038

         Total Certificate Value at Purchase:        $ 38,435

         Total Certificate cost is:                  $ 39,999

         Guaranteed Face Amount at Maturity:         $ 44,254

Buying Certificates

Applications for investment in these certificates are available through selected broker-dealers who are members of the National Association of Security Dealers. This selling group of firms will be managed by First Sentinel Securities, Ltd. who will act as the Dealer-Manager in this offering. All applications and investor funds will be delivered by the selected firms to Fleet Bank, Rochester, New York who acts as agent for Gow Holdings, Inc. Once received and accepted by Gow Holdings, Inc. applications are not subject to cancellation by the investor.

The initial purchase price includes a markup of 8.5% that is the commission paid by the investor. Total certificate cost, however, includes initial purchase price plus accrued interest and additional credits. The 8.5% markup is not applied to the accrued interest and additional credit amounts. When the markup of 8.5% is applied as a percentage of the total monies invested (i.e., initial purchase price plus accrued interest and additional credits), the markup translates to between 4.4% and 5.0% of total monies invested.

For example, using the illustration from the previous section "Purchase Amounts" the markup on the Initial Purchase Price of $18,397 amounts to $1,564. When applied as a percentage of the Total Certificate Value, $38,435, this translates to 4.1% of total monies invested.

The total markup provided in this offering is payable to First Sentinel Securities, Ltd. from which 80% to 100% will be paid to the selected dealers dependent upon their volume.

There will be no markup on purchases for their own accounts by employees, officers and directors of Gow Holdings, Inc. and its affiliates or members of their families.

Certificate Earnings

You are always guaranteed a minimum of 3-1/2% on your investment. To accumulate the amount of the payment promised, the Company invests the purchase price, net of the markup, and promises that the income from such investments will be a minimum of 3-1/2% per year. This 3-1/2% is accumulated annually and reinvested at the same 3-1/2% minimum rate. Amounts that you borrow from your certificate reserves will continue to earn the 3-1/2% minimum rate.

In addition to the guaranteed rate, you may receive additional earnings that are distributed to certificate holders of record on December 31st. These additional earnings will only be applied to the unborrowed amounts on your certificate. The Company will maintain a reserve to assure payment of any additional earnings granted plus accumulations at the guaranteed minimum rate of 3-1/2% compounded annually. The amount of such reserves shall be paid upon surrender or at maturity unless a different settlement option has been elected. It should be noted that the additional earnings are not based upon the total amount paid in on a certificate, but upon the reserve value of the certificate during the year for which the additional earnings are granted.

When added to the guaranteed minimum rate of 3-1/2%, additional earnings have resulted in gross annual yields on the unborrowed portion of the certificate as follows:

1990 - 7.89%               1995 - 6.12%
1991 - 6.27%               1996 - 4.50%
1992 - 4.56%               1997 - 4.61%
1993 - 4.24%               1998 - 4.21%
1994 - 3.96%               1999 - 3.77%

Past yields are no guarantee of future performance.

The total annual income earned on the investment portfolio will determine the amount of additional earnings in the following manner:

o After the guaranteed 3-1/2% earnings are applied to the reserves for each certificate, the next 1% of the portfolio's earnings are allocated to the Company to cover operating expenses.

o The next 4% of investment portfolio earnings, over the aforesaid 4-1/2% earnings, will be applied as additional earnings to the reserves for each certificate.

o On income earned over the first 8-1/2% of portfolio earnings, one half is credited to the reserves for each certificate as additional earnings and one half is credited to the Company.

Additional earnings for any certificate will be reduced proportionately for any period of the fiscal year during which the reserves behind such certificate were unfunded or ineligible for any reason.


Tax Treatment of the Certificate

Under Federal income tax laws and regulations in effect prior to January 1, 1976, the yield on certificates was treated as ordinary income upon maturity or surrender. The increase in value, including additional credits, is accumulated over the years on a tax-deferred basis until surrender or maturity. Thus, under the tax treatment in effect for certificates issued prior to January 1, 1976 you could arrange to take your certificate proceeds at a time most favorable to you from a tax standpoint. Often this is at retirement or semi-retirement when income is reduced and the individual's tax bracket is lower.

Regulations adopted by the U.S. Treasury Department changed this treatment for certificates issued after December 31, 1975. Under the new regulations, holders of certificates issued after December 31, 1975 would include as ordinary income, under the definition of original issue discount, in each year during the life of the certificate a ratable portion of the difference between the face amount and the purchase price and also an amount to be computed as assumed additional earnings. However, certificates issued prior to December 31, 1975 would not be affected by the new regulations.

Counsel to the Company have advised that the certificates offered by this Prospectus should be considered to be certificates issued prior to January 1, 1976 and that there should be no income tax payable on such certificates until maturity or surrender. Such counsel have further advised that the purchase of such certificates from Gow Holdings, Inc. by a third party would be a purchase of certificates issued prior to January 1, 1976 and that no income tax should be payable by such purchasers until the maturity or surrender of such certificates. However, such counsel has also further advised that no revenue ruling has been sought to ascertain the position of the Internal Revenue Service on the matter.

Prospective purchasers should consult with an independent tax adviser with respect to the tax consequences of this investment.

USING THE CERTIFICATE

Borrowing

At any time after the date of purchase of your certificate, the Company will loan to you up to 98% of the value of your certificate.

Loans bear interest, payable in advance, at a maximum rate of 5% per year on the unpaid balance.

While the loan is for one year, it will be renewed each additional year if the value of your certificate is sufficient to pay the required interest, or if you pay the interest due on the loan. If interest is not paid when due, it will be added to the existing balance of your loan.

Whenever the loan balance equals or exceeds the maximum allowable, the Company may apply the surrender value in payment of the loan and forward the remaining certificate balance, if any, to you. At this point your certificate shall become void.

Upon a final settlement with you as the result of surrender or maturity, the amount of the loan shall be deducted from the amount otherwise due you.

As security for the loans, a loan agreement is to be executed specifying the assignment of your certificate to the Company.

During any period when there is a loan outstanding, all the certificate reserves attributable to your certificate will continue to earn the guaranteed minimum rate of 3-1/2%. However, only the unborrowed reserves will be entitled to the additional earnings.

Receiving Cash Before Maturity

If you find that you need your money prior to maturity, you may surrender all or part of your certificate by giving us instructions in writing. Certificates may be redeemed by the Company upon demand for their cash surrender values.

There are no penalties or charges for redemption. All certificates issued by the Company provide guaranteed minimum cash surrender values before maturity. The following examples illustrate various surrender values. (These numbers are approximate, actual calculations would be determined on a per diem basis so values may be slightly lower or higher.)

Certificate's Features:

Purchase Date:                              January 1, 2000
Total Certificate Cost
 (including markup of $1,564) is:           $ 39,999

You surrendered the certificate
on January 1st in the following
year(s) after purchase as follows:

                                       Surrender Value

                            Case A                          Case B
                      With annual earnings           With annual earnings
                       limited to 3-1/2%            of 5.00% which includes
                        guaranteed rate            the 3-1/2% guaranteed rate.

Year 1                     $ 39,780                        $40,356

Year 3                     $ 42,613                        $44,491

Maturity                   $ 44,302                        $46,925
(February 16, 2004)

In cases A and B Total Certificate Cost (less the markup) plus earnings are compounded annually up to, and including, the day of surrender.

In cases A and B it is assumed there are no outstanding loans on the certificate.

In case B, the 5.00% annual earnings used for illustrative purposes is the Company's average annual portfolio yield for the past ten-year period, this is no guarantee of future performance.

At Maturity

You may surrender your certificate at maturity and receive its full cash surrender value.

At maturity you may also elect to receive the total value of your certificate under various settlement options which include:

1. Withdrawing the total value in not less than quarterly installments of at least $500.00 per installment.

2. Leaving all, or any part of, the total value with the Company to accrue interest for an additional period of up to 20 years as may be designated by you.

Certificates left with the Company under the above options will earn interest at the guaranteed annual rate of 3-1/2%. These certificates may also receive additional earnings that will be calculated upon the reserves for each certificate at December 31st.

You may elect at any time after the effective date of a settlement option to terminate your settlement option and receive the entire reserve then maintained under the above option 1 and 2.

HOW YOUR INVESTMENT IS PROTECTED

Issuer of the Certificate

The Association for Investment in United States Guaranteed Assets, Inc. is a wholly owned subsidiary of Gow Holdings, Inc.

Gross income of the Company is derived from interest on investments and certificate loans. The Company's net income is determined by deducting the following expenses from gross income:

o provision for certificate reserves (interest accrued on certificate holder accounts) and

o  other expenses, including taxes

For a more detailed financial accounting see the audited financial statements (See page 16.)

Government Regulations

The face amount certificate is a security regulated under the Investment Company Act of 1940. Its offer and sale are subject to regulations under federal and state securities laws. It is not a bank product, an equity investment, a form of life insurance or an investment trust.

Investments on Deposit

The Federal Investment Company Act of 1940 requires the Company to keep cash or qualified investments on deposit in a segregated account to protect the value of all of our outstanding certificates. These investments back the entire value of your certificate reserves.

Certificate reserve requirements on December 31, 1999 were $36,974,132. The value of our investments on deposit determined in accordance with generally accepted accounting principles were $37,340,751.

Our investments are on deposit with Fleet Bank, Rochester, New York.

For comments regarding the valuation of investments see note one to the financial statements.

Investment Policies

The Company is restricted by its Articles of Incorporation to the following investments:

o U.S. Government securities which include Treasury Bonds, Notes and Bills and securities issued by instrumentalities of the United States Government.

o The insured portion of loans guaranteed by the Small Business Administration and The Farmers Home Administration.

o Mortgage loans guaranteed by the Veterans Administration or insured by the Federal Housing Administration (FHA and VA Mortgages).

o Certificates guaranteed as to the payment of principal and interest by the Government National Mortgage Association (GNMA certificates).

o Short-term loans under the Order of Exemption from certain provisions of the Investment Company Act of 1940 which was granted to the Company by the Securities and Exchange Commission. These loans may be made to affiliated and nonaffiliated mortgage bankers, are callable on demand, and bear interest to the Company at the prime rate or more. Security for these loans shall be FHA/VA mortgages, GNMA certificates or other U.S. Government guaranteed securities.

Portfolio Turnover - There are no restrictions on rates of portfolio turnover.

Purchasing Securities on Margin - We will not purchase any securities on margin or participate on a joint basis or a joint and several basis in any trading account in securities.

Short Sales - We will not effect the short sale of any security.

Borrowing Money - The Company has not borrowed money and has no present intention of doing so. It may borrow in the future only when necessary for the clearance or delivery of purchases and sales of investments.

Underwriting - We do not intend to engage in the public distribution of securities issued by others.


ADDITIONAL INFORMATION ABOUT THE COMPANY

Our Directors, Management Staff and Affiliates

NAME                     OFFICE                      PRINCIPAL OCCUPATION &AFFILIATE
----                     ------                      -------------------------------
William C. Gow           Chairman of the             Chairman of  the Board of Directors of Gow
                         Board of Directors          Holdings, Inc. since July 1998. Chairman of the
                                                     Board of Directors of USGI Holdings, Inc. from July
                                                     1980 to July 1998.  Chairman of the Board of
                                                     Directors of Merrill Lynch Huntoon, Paige Inc. from
                                                     December 1978 to June 1980.  Chairman of the
                                                     Board of Directors of Huntoon, Paige & Co., Inc.;
                                                     1967 to December 1978.

Marcie Gow Pajolek       Vice-President              Vice President of The Association for Investment in
                                                     United States Guaranteed Assets, Inc. since 1990.
                                                     Elected to the Board of Directors December 1998.

Lucia Leone              Secretary                   Secretary of the Company since December 1998.

Edward J. Martin         Director                    Practicing Attorney with the law firm of Stroock &
                                                     Stroock & Lavan LLP since June 1997.  Formerly of
                                                     counsel to Reid & Priest from June 1994 to June
                                                     1997; partner of Shea & Gould for more than 16
                                                     years prior to June 1994; partner in Bartel, Engelman
                                                     & Fishman for more than two years prior to 1978;
                                                     associate of Dewey, Ballantine, Bushby, Palmer &
                                                     Wood for more than five years prior to 1975.

The Company's Auditors

A firm of independent accountants audits the Company's financial statements at the close of each fiscal year (December 31st). Copies of our annual financial statements are available to any certificate holder upon request. Dworken, Hillman, La Morte & Sterzcala, P.C. has audited the financial statements for the years ended December 31, 1999, 1998 and 1997. These statements are included in this prospectus.

The Company's Offices

Our offices and Mailing Address is:

         101 Merritt 7 Corporate Park
         Norwalk, CT  06851

Our Phone: (203) 341-9775

FINANCIAL  INFORMATION

Summary of Selected  Financial Information

The following selected financial information has been derived from the audited financial statements and should be read in conjunction with those statements and the related notes to those financial statements. Also see Management's Discussion of Operations.

                                      1999               1998               1997             1996                1995
                                     ------             ------             ------           ------              ------
Investment income                 $ 1,768,389        $ 1,731,335        $ 1,695,277       $ 1,638,569        $ 1,681,622
Investment expenses                   100,220            106,376            109,449           169,922            158,877
Provision for
 certificate reserves               1,266,828          1,249,730          1,231,261         1,189,455          1,251,309
Net income                            242,370            221,854            208,858           164,458            158,994
Total assets                      $37,394,618        $36,241,845        $35,037,649       $33,798,197        $32,412,633

Management's  Discussion  of Operations

The Company's investment income is derived from interest income on investments and loans to certificate holders. The Company's primary portfolio policy was one of investing in U.S. Government or Government guaranteed securities.

Rates and yields on these securities during 1999 were slightly lower than those prevailing in 1998. The income from this source resulted in a yield on unborrowed reserves for 1999 of 3.77% versus 4.21% in 1998. Reflecting a decrease in rates of return, the provision for certificate reserves in 1999 was approximately the same as in 1998.


The Company's investment objectives are to assure the maximum safety and liquidity of the investment portfolio. To that end investments have been limited to U.S. Government or Government guaranteed securities and short-term loans under the Order of Exemption which are secured by Government guaranteed securities. The average maturity of the investments in U.S. Government Treasury Notes/Bills is eleven (11) months.

There is no expected change in the asset mix of the portfolio in the foreseeable future.

                          Independent Auditors' Report

Board of Directors and Security Holders
Association for Investment in United States
Guaranteed Assets, Inc.

We have audited the accompanying balance sheets of Association for Investment in United States Guaranteed Assets, Inc. as of December 31, 1999 and 1998 and the related statements of income, retained earnings and cash flows for each of the years in the three year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Association for Investment in United States Guaranteed Assets, Inc. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1999, in conformity with generally accepted accounting principles.


Bridgeport, Connecticut              Dworken, Hillman, LaMorte & Sterczala, P.C.
March 1, 2000

                           ASSOCIATION FOR INVESTMENT
                    IN UNITED STATES GUARANTEED ASSETS, INC.

                                 BALANCE SHEETS

                           December 31, 1999 and 1998

                                     Assets

                                                                                                  1999                1998
Qualified assets (Note 2):
  Cash                                                                                        $    12,076         $    27,828
  Investments in U.S. Treasury Notes and Bills, at cost which
    approximates market                                                                         6,497,195           6,603,886
  Certificates loans, secured by applicable certificate reserves (Note 3)                      30,463,510          29,115,244
  Receivable for accrued interest (Note 5)                                                        395,156             468,206
                                                                                              -----------         -----------
                                                                                               37,367,937          36,215,164
Other assets                                                                                       26,681              26,681
                                                                                              -----------         -----------
                                                                                              $37,394,618         $36,241,845
                                                                                              ===========         ===========

                       Liabilities and Shareholder's Equity

Certificate reserves (Note 3):
  Reserves to mature:
    Series 28, fully paid certificates (Note 5)                                               $32,577,438         $31,328,352
    Series 28I, installment certificates                                                            8,253               7,763
    Reserve for additional credits                                                              4,388,441           4,371,189
                                                                                              -----------         -----------
                                                                                               36,974,132          35,707,304

Current liabilities, exclusive of certificate reserve liabilities:
  Unearned interest on certificate holders' loans                                                  68,301              78,691
  Accrued expenses, taxes and other                                                                71,297              79,487
                                                                                              -----------         -----------
                                                                                               37,113,730          35,865,482
                                                                                              -----------         -----------

Shareholder's equity:
  Common stock, par value $1 per share, authorized, issued and
    outstanding 250,000 shares                                                                    250,000             250,000
  Capital in excess of par value                                                                    1,000               1,000
  Retained earnings                                                                                29,888             125,363
                                                                                              -----------         -----------
                                                                                                  280,888             376,363
                                                                                              -----------         -----------
                                                                                              $37,394,618         $36,241,845
                                                                                              ===========         ===========

                       See notes to financial statements.

                           ASSOCIATION FOR INVESTMENT
                    IN UNITED STATES GUARANTEED ASSETS, INC.

                              STATEMENTS OF INCOME
                  Years Ended December 31, 1999, 1998 and 1997

                                                                         1999              1998               1997
Investment income:
  Interest income: (Note 5)
    Investments                                                       $  295,614        $  331,493         $  367,483
    Certificate loans                                                  1,472,775         1,399,842          1,327,794

                                                                       1,768,389         1,731,335          1,695,277

Investment expenses:
  Officer's salary                                                        45,479            45,480             49,269
  Professional fees                                                       16,500            17,886             17,694
  Custodial fees                                                          18,681            17,966             19,058
  Printing, promotion and telephone                                        4,913             7,630              8,156
  Directors' fees                                                          6,000             6,000              8,000
  Payroll taxes                                                            3,731             4,022              4,065
  Other                                                                    4,916             7,392              3,207

                                                                         100,220           106,376            109,449

Net investment income                                                  1,668,169         1,624,959          1,585,828

Provision for certificate reserves
  (Notes 3 and 5)                                                      1,266,828         1,249,730          1,231,261

Income before income taxes                                               401,341           375,229            354,567

Income taxes (Note 4)                                                    158,971           153,375            145,709

Net income                                                            $  242,370        $  221,854         $  208,858
                                                                      ==========        ==========         ==========

                                            STATEMENTS OF RETAINED EARNINGS
                                     Years Ended December 31, 1999, 1998 and 1997

                                                                         1999             1998               1997

Balance, beginning                                                    $  125,363        $  178,509         $  159,651

Add net income                                                           242,370           221,854            208,828

Deduct cash dividends on common stock                                   (337,845)         (275,000)          (190,000)

Balance, ending                                                       $   29,888        $  125,363         $  178,509
                                                                      ==========        ==========         ==========

                                          See notes to financial statements.

                           ASSOCIATION FOR INVESTMENT
                    IN UNITED STATES GUARANTEED ASSETS, INC.

                            STATEMENTS OF CASH FLOWS

                  Years Ended December 31, 1999, 1998 and 1997

                                                                            1999                 1998                 1997
Cash flows from operating activities:
  Net income                                                            $   242,370          $    221,854         $    208,858
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Provision for certificate reserves                                    1,266,828             1,249,730            1,231,261
    Change in assets and liabilities:
      (Increase) decrease in accrued interest                                73,050               (46,444)             (66,741)
      Increase (decrease) in unearned interest                              (10,390)                2,006                9,126
      Increase (decrease) in accrued expenses                                (8,190)                5,606              (19,793)

Net cash provided by operating activities                                 1,563,668             1,432,752            1,362,711

Cash flows from investing activities:
  Acquisition of other assets                                                                     (26,681)
  Proceeds from sale and maturity of investments                          9,333,788            11,566,856           13,193,368
  Purchase of investments                                                (9,227,097)          (11,226,375)         (13,069,019)
  (Increase) decrease in loans to affiliates                                                       14,173              (12,372)
  Disbursements for certificate loans                                    (1,348,266)           (1,476,081)          (1,279,699)

Net cash used in investing activities                                    (1,241,575)           (1,148,108)          (1,167,722)

Cash flows from financing activities:
  Cash dividends paid                                                      (337,845)             (275,000)            (190,000)

Net cash used in financing activities                                      (337,845)             (275,000)            (190,000)

Net increase (decrease) in cash                                             (15,752)                9,644                4,989

Cash, beginning                                                              27,828                18,184               13,195

Cash, ending                                                             $   12,076          $     27,828         $     18,184
                                                                         ==========          ============         ============

Supplemental disclosures of cash flows
  Information:
  Cash payment for income taxes                                          $  131,625          $    112,000         $     98,266
                                                                         ==========          ============         ============

                       See notes to financial statements.

                           ASSOCIATION FOR INVESTMENT
                    IN UNITED STATES GUARANTEED ASSETS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                  Years Ended December 31, 1999, 1998 and 1997

1. Nature of business and significant accounting policies:

   Nature of business:

   The Company is an issuer of Series 28 Face amount certificates. The Company is a wholly-owned subsidiary of Gow Holdings, Inc. ("Parent"). Effective January 1, 1998, the stock of the Company was transferred from Huntoon Hastings Capital Corp. to USGI Holdings, Inc. Effective July 28, 1998, the stock of the Company was transferred to Gow Holdings, Inc.

   The Company's financial statements are prepared in accordance with generally accepted accounting principles and comply with Section 28 of the Investment Company Act of 1940.

   Use of estimates:

   Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenue and expenses. Actual results could vary from the estimates that were used.

   Valuation of qualified assets:

   Qualified assets are stated at cost, except for United States Treasury Bills which are stated at amortized cost which approximates market value. An allowance for loss will be provided if evidence indicates a permanent decline in the underlying value and earning power of individual securities.

   Income recognition:

   Security transactions are recorded on the trade date. Interest income is recorded when earned. Discounts on United States Treasury Bills are amortized over the terms of the securities to which they apply. Unearned interest on certificate loans is amortized on a straight-line basis over the life of the loan.

   Provision for certificate reserves:

   Certificate reserves accrue at the rate of 3 1/2% compounded annually. In addition, at the end of each fiscal year of the Company, each certificate upon which all payments including all installments, have been made will receive "additional credits" calculated on the earnings attributable to the invested reserves. Borrowed reserves are not eligible for additional credits.

                           ASSOCIATION FOR INVESTMENT
                    IN UNITED STATES GUARANTEED ASSETS, INC.

                    NOTES TO FINANCIAL STATEMENTS (Continued)

                  Years Ended December 31, 1999, 1998 and 1997

1. Nature of business and significant accounting policies (continued):

   Cash:

   For the purposes of the Statement of Cash Flows, the Company considers investments with original maturities of three months or less to be a cash equivalent.

   The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

   Fair value of financial instruments:

   The carrying amount of cash, investments in U.S. Treasury Notes and Bills, accounts, loans and other receivables, loans payable and trade payables approximates fair value because of the short maturity of those instruments.

   The carrying amount of Certificate Loans approximates fair value because these loans are secured by related Certificate Reserves. The carrying amount of Certificate Reserves approximates fair value because under the terms of the Certificates, a holder can sell their certificates at any time for its carrying amount.

2. Qualified assets:

   Under the provisions of its certificates and the Investment Company Act of 1940, at December 31, 1999, the Company was required to have qualified assets (as that term is defined in Section 28 (b) of the Act), of $37,224,132. As shown in the accompanying balance sheet, the Company had qualified assets of $37,357,937.

   Pursuant to the requirements of the Investment Company Act of 1940, "Qualified Assets" are to be maintained on deposit with Fleet Bank under a "Depository Agreement" to meet certificate reserve requirements of $36,974,132, at December 31, 1999. Assets on deposit as of December 31, 1999 are as follows:

     Cash                                                            $   12,076
     United States Treasury Bills                                      6,497,195
     Certificate loans, secured by certificate reserves               30,831,480
                                                                      ----------
                                                                     $37,340,751
                                                                     ===========

                           ASSOCIATION FOR INVESTMENT
                    IN UNITED STATES GUARANTEED ASSETS, INC.

                    NOTES TO FINANCIAL STATEMENTS (Continued)

                  Years Ended December 31, 1999, 1998 and 1997


3. Certificate reserves:

   Reserves maintained on outstanding certificates have been computed in accordance with the provisions of the certificates and Section 28 of the Investment Company Act of 1940. The total gross rate of accumulation on Series 28 and 28I certificates for 1999 was 3.77%. Gross rates of accumulation on certificate reserves were as follows:

                                       1999                              1998                             1997
                               -------------------------       -------------------------        -------------------------
                                            Annual Gross                    Annual Gross                     Annual Gross
                                 Total        Rates of          Total         Rates of            Total        Rates of
                                Reserves    Accumulation       Reserves     Accumulation        Reserves     Accumulation
                              ------------  ------------     ------------   ------------      ------------   -------------
   Reserves
    to mature:
     Series 28                $32,577,438      3.50%          $31,328,352       3.50%          $30,122,784       3.50%
     Series 28I                     8,253      3.50%                7,763       3.50%                7,579       3.50%
   Additional credits
    on Series 28 and
    28I certificates            4,388,441       .27%            4,371,189        .71%            4,327,211       1.11%
                              -----------                     -----------                      -----------
                              $36,974,132                     $35,707,304                      $34,457,574
                              ===========                     ===========                      ===========

4. Income taxes:

   The Company files a consolidated federal income tax return with its parent and affiliates. The tax liability is allocated to the Company on a separate-return basis.

   The provision for income taxes is composed of the following for the years ended December 31, 1999, 1998 and 1997:

                                      1999            1998            1997
                                    --------        --------        --------
     Federal                        $124,857        $114,626        $107,593
     State                            34,114          38,749          38,116
                                    --------        --------        --------
                                    $158,971        $153,375        $145,709
                                    ========        ========        ========

                           ASSOCIATION FOR INVESTMENT
                    IN UNITED STATES GUARANTEED ASSETS, INC.

                    NOTES TO FINANCIAL STATEMENTS (Continued)

                  Years Ended December 31, 1999, 1998 and 1997


4. Income taxes (continued):

                                                          1999             1998             1997
                                                        --------         --------         --------
   Computed "expected" federal tax expense              $136,456         $127,578         $120,553
   Increase in taxes resulting from state income
    taxes, net of federal benefit                         22,515           25,797           25,156
                                                        --------         --------         --------
       Actual tax expense                               $158,971         $153,375         $145,709
                                                        ========         ========         ========

5. Related party transactions:

   AtDecember 31, 1999, the Parent owned certificates with an aggregate cost of $29,352,000 ($27,864,000 in 1998) and had a related loan balance of $28,772,000 ($27,301,000 for 1998) with accrued interest of $368,000
     ($420,000 for 1998).

   During 1999, the Company made certificate reserve provisions of approximately
     $990,000 ($937,000 and $879,000 for 1998 and 1997, respectively) and recorded earned interest of $1,390,500 ($1,094,400 and $1,226,200 for 1998 and 1997, respectively), both, pertaining to the affiliate's certificates and loans.

   The affiliate has borne all operational expenses of the Company, other than those set forth in the statements of income.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Marketing Arrangements.

   See "Buying Certificates: p.2 of the Prospectus.

Other Expenses of Issuance and Distribution.

   The estimated expenses payable in connection with the distribution of securities being registered by the Registration statement are as follows:

   Securities and Exchange Commission registration fee.......    $ 2,027
   Accounting fees...........................................
   Printing and engraving....................................        220
   Legal fees................................................        500
   Blue Sky fees and expenses................................
   Miscellaneous.............................................
   Total.....................................................    $ 2,747

   ------------
   All of the foregoing expenses will be borne by Gow Holdings, Inc., parent of the Registrant.

Relationship with Registrant of Experts Named in Registration Statement.

   None.

Sales to Special Parties.

   None.

Recent Sales of Unregistered Securities.

   None.

Subsidiaries of Registrant.

   None.

Franchises and Concessions.

   None.

Indemnification of Directors and Officers.

   Section 5 of Article 23 of the Annotated Code of Maryland provides in part:

   "(a) Any corporation of this State may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The indemnification may be against expenses (Including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and , with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

   "(b) Any corporation of this State may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification may be against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought, or a court of equity in the county in which the corporation has its principal office, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnify for the expenses which the court shall deem proper."

   The Board of Directors of Registrant has resolved to indemnify all directors, officers and employees in accordance with the terms of the above Section. The Board of Directors of Registrant intends to obtain liability insurance covering officers, directors and key staff personnel. The insurance terms provide, with certain exceptions and exclusions, for protection of the insured personnel against unindemnified losses from claims and expenses resulting from any negligent act, any error, any omission or any breach of duty while acting in their respective capacities.

    Insofar as indemnification or liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Treatment of Proceeds from Stock being Registered.

   Not applicable.

Financial Statements and Exhibits.

   (a) 1. Included in the Prospectus:


    Independent Auditor's Report

    Balance Sheets, December 31, 1999 and 1998

    Statements of Income, Years Ended December 31, 1999, 1998 and 1997

    Statements of Retained Earnings, Years Ended December 31, 1999, 1998 and 1997 Statements of Cash Flows, Years Ended December 31, 1999, 1998 and 1997

    Notes to Financial Statements.

   (2) Included elsewhere in the Registration Statement:

   Schedule I as of December 31, 1976 and Schedule VI as of December 31, 1976 thru 1999 are incorporated by reference to the Company's Annual Reports (Form 10-K) filed with the Securities and Exchange Commission in March 1976 through 1999. All other schedules have been omitted because they are not applicable, not required or the information is included in the financial statements or notes thereto.

   (3) Reports and Consent of Certified Public Accountants.:

   (b) Exhibits:

   1 Form of Dealer Agreement, filed as exhibit 1 to Registration Statement No. 2-55358, filed under prospectus dated February 12, 1976.

   3.1 Articles of Incorporation, filed as exhibit 1 to Registration Statement No. 811-2563 and incorporated herein by reference and made a part hereof filed under prospectus dated May 1, 1977.

   3.2 Amendment to Articles of Incorporation, filed as exhibit 3.2 to Registration Statement No. 2-53024 and incorporated herein by reference and made a part hereof, filed under prospectus dated November 1, 1976.

   3.2a   Articles of Amendment--consent dated April 8, 1977

   3.2b   Articles of Amendment--Dated April 15, 1977

   3.3 By-Laws, filed as exhibit 2 to Registration Statement No. 81102563 and incorporated herein by reference and made a part hereof , filed under prospectus dated May 1, 1977.

   4.1 Form of Series 28 Face Amount Certificate, filed as exhibit 4 to Registration Statement No. 811-2563 and incorporated herein by reference and made a part hereof, filed under prospectus May 1, 1977.

   7      Opinion and consent of Messrs. Emmet, Marvin & Martin, filed as exhibit 7 to Registration Statement No. 2-63910 Number 20 dated July 1, 1998.

               REPORT AND CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Security Holders
Association for Investment in United States
  Guaranteed Assets, Inc.

We consent to the use in Post-Effective Amendment No. 22 to Registration Statement of Association For Investment In United States Guaranteed Assets, Inc. of our report dated March 1, 2000 appearing in the prospectus, which is part of the Registration Statement, and to the reference to us under the heading "Selected Financial Data" and "Experts" in such prospectus.


Bridgeport, Connecticut
April 19, 2000

                                     DWORKEN, HILLMAN, LAMORTE & STERCZALA, P.C.

                   ASSOCIATION FOR INVESTMENT IN UNITED STATES
                             GUARANTEED ASSETS, INC.

                       SCHEDULE VI - CERTIFICATE RESERVES

                                December 31, 1999

                   Description                         Balance December 31, 1999
------------------------------------------             -------------------------
               Yield to Maturity
               an Annual Payment                               Amount of
               Basis                                            Reserves
              ------------------                               ---------
Series
------

Paid-up certificates -
 Series 28.......................    3.50%                     $32,577,438

Installment basis -
Series 28I.......................    3.50%                           8,253

Additional credits:
Series 28........................    0.27%                       4,388,441
                                                               -----------

                                                               $36,974,132

                                APPLICATION FORM

I am of legal age in the State of my residence and I hereby purchase Series 28 face amount certificates in the face amounts indicated below which are as described in the Prospectus dated May 15, 2000 of Association for Investment in United States Guaranteed Assets, Inc. and acknowledge receipt of a copy of such Prospectus, I understand that this purchase is irrevocable.

                      NO APPLICATION FORM WILL BE PROCESSED
                      UNLESS ACCOMPANIED BY PAYMENT IN FULL
            (EXCEPT THAT ACCRUED INTEREST WILL BE BILLED ON TRANSFER)

Face Amount                             Payment Enclosed

----------------------                  ----------------------
($12,500 minimum)                       ($5,000 minimum)

REGISTRATION the Certificates should be Registered as follows:

MR.     MRS.     MISS.     MS.
--- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- ---

--- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- ---
Print Applicant's Name.  For clarity, please skip a space where appropriate.


MR.     MRS.     MISS.     MS.
--- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- ---

--- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- ---
Print Joint Registrant's Name, if any. In case of joint registration, a joint tenancy with right of survivorship will be presumed, unless a tenancy in common is indicated. For clarity, please skip a space where appropriate.

--------------------------------------------------------------------------------
Print Street Address                    City       State      Zip Code

--------------------------------------------------------------------------------
Signature of Applicant  Date            Signature of Joint Registrant  Date

--------------------------------------------------------------------------------
Taxpayer's Account Number -or-          Name of Taxpayer whose
Social Security Number                  Account Number appears at left.

Accrued interest will be billed to above address.

                          PLEASE MAKE CHECKS PAYABLE TO
                          "FLEET BANK c/o USGA ACCOUNT"

                    Please mail this signed Application Form
               and your check for the total price shown above to:
               USGA, 101 Merritt 7 Corp. Park, Norwalk, CT 06851
--------------------------------------------------------------------------------

TO BE COMPLETED BY YOUR INVESTMENT DEALER

--------------------------------------------------------------------------------
Dealer Code #        Investment Firm Name          Authorized Signature  Date

--------------------------------------------------------------------------------
Print Street Address                 City                      State   Zip Code

--------------------------------------------------------------------------------
Branch Code #          Salesperson's Code #     Salesperson's Last Name